UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2025

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Toby Neugebauer Employment Agreement

On October 6, 2025, Fermi Inc. (the “Company”) entered into an employment agreement with Toby Neugebauer (the “Neugebauer Employment Agreement”), effective as of the consummation of the initial public offering of the Company, pursuant to which Mr. Neugebauer will serve as the Company’s Chief Executive Officer for a three-year term with automatic successive one-year renewals, unless earlier terminated in accordance with the terms of the Neugebauer Employment Agreement. The Neugebauer Employment Agreement provides that Mr. Neugebauer’s annual base salary will be $500,000, payable in accordance with the Company’s normal payroll practices. Mr. Neugebauer’s base salary may be increased, but not decreased, from time to time in the sole discretion of the compensation committee of the board of directors (the “Compensation Committee”), provided that his base salary will be reviewed for increases no less frequently than annually by the Compensation Committee.

Further, as long as Mr. Neugebauer is employed by the Company on each applicable date of grant, Mr. Neugebauer will receive an equity grant twice a year (each such grant, a “Top-Up Grant”). Each Top-Up Grant will be in the form of vested shares of common stock of the Company (“Grant Shares”) and will equal the number of Grant Shares necessary such that, immediately after giving effect to the Top-Up Grant, Mr. Neugebauer receives 40% of the sum of the aggregate number of Grant Shares underlying awards granted under the Fermi Inc. 2025 Long-Term Incentive Plan (the “2025 Incentive Plan”) and any other equity-based incentive plan to other employees or other service providers of the Company during the immediately preceding six-month period. The Top-Up Grant will be granted twice annually on or about December 31st and June 30th of each year, provided that, in the event of a “change in control” (as defined in the Neugebauer Employment Agreement), a special Top-Up Grant will be made immediately prior to such change in control. Mr. Neugebauer will also be eligible to receive customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation. The Company will also provide Mr. Neugebauer with access to a private aircraft for business travel at any time the private aircraft is available and not in use by the Company for other business travel. To the extent the Company or one of its affiliates leases an aircraft owned by Mr. Neugebauer for business travel by Mr. Neugebauer or any other employee or service provider of the Company or its affiliates, the Company will reimburse Mr. Neugebauer for the cost of such travel in accordance with the applicable policies of the Company, if any. The Company will also pay or reimburse Mr. Neugebauer for private or first-class travel if and when Mr. Neugebauer travels on commercial aircraft for business purposes during the term of the Neugebauer Employment Agreement, in accordance with the Company’s policies.

Pursuant to the Neugebauer Employment Agreement, in the event that Mr. Neugebauer is terminated by the Company without “cause” or Mr. Neugebauer resigns his employment for “good reason” (as each such term is defined in the Neugebauer Employment Agreement), the Company will pay or provide the following amounts to Mr. Neugebauer: (x) any “accrued obligations” (as such term is defined in the Neugebauer Employment Agreement); and (y) subject to Mr. Neugebauer’s continued compliance with the restrictive covenants contained in the Neugebauer Employment Agreement and the execution and timely return by Mr. Neugebauer of a release of claims, (1) an amount equal to two times Mr. Neugebauer’s base salary as of immediately prior to such termination of employment, payable in equal installments in accordance with the Company’s regular payroll practice over the 36-month period immediately following the termination date, and (2) a lump sum payment equal to 18 months of the cost of Mr. Neugebauer’s and Mr. Neugebauer’s eligible dependents’ Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for the coverage in effect immediately prior to Mr. Neugebauer’s termination of employment. Additionally, if, at any time during the term of the Neugebauer Employment Agreement, the Company terminates Mr. Neugebauer’s employment without “cause” or Mr. Neugebauer resigns his employment for good reason, Mr. Neugebauer would be entitled to receive accelerated vesting of all equity and equity-based awards; provided that any performance-based award shall be settled assuming the target level of performance was achieved, unless prior to such termination, a higher level of performance was certified by the Compensation Committee, in which case settlement will occur at such higher level of achievement.

The Neugebauer Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.

The foregoing description of the Neugebauer Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Neugebauer Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Management Employment Agreements

On September 30, 2025, the Company entered into employment agreements (collectively, the “Management Employment Agreements”) with each of Charlie Hamilton, Jacobo Ortiz and Miles Everson (collectively, the “Executives”), effective as of the consummation of the initial public offering of the Company, to serve as the Company’s Chief Development Officer, Chief Operating Officer and Chief Financial Officer, respectively, each for a term of three years with automatic successive one-year renewals (the “Term”), unless earlier terminated in accordance with the terms of the applicable Management Employment Agreement. Each Management Employment Agreement provides that the applicable Executive’s annual base salary will be $500,000, payable in accordance with the Company’s normal payroll practices. The Executives’ base salary may be increased, but not decreased, from time to time in the Company’s sole discretion, provided that the Executives’ base salary shall be reviewed for increases no less frequently than annually. Further, the Executives are eligible to earn an annual performance-based bonus pursuant to the terms of the applicable annual bonus plan to be established by the Company, equal to an amount of up to a target bonus of 200% of such Executive’s base salary.

Each Executive is eligible, with respect to each calendar year during the Term, commencing with the calendar year beginning January 1, 2026, to receive annual long-term incentive awards under the 2025 Incentive Plan in an amount that has, as of the grant date, a fair market value equal to 200% of the Executive’s base salary; provided that the Executive is employed by the Company on the applicable date of grant. All awards granted to such Executive under the 2025 Incentive Plan shall be subject to and governed by the terms and provisions of the 2025 Incentive Plan as in effect from time to time and the award agreements evidencing such awards, provided that each grant (and the equity issuable in connection therewith) made to the Executive shall: (a) be immediately vested and exercisable and not subject to any performance, time or other hurdles or requirements for unrestricted ownership, (b) not be subject to any forfeiture or repurchase restrictions, (c) not subject the Executive to any restrictive covenants more restrictive than those set forth in the Management Employment Agreements and (d) allow for the disposition of awards without restriction for purposes of raising proceeds necessary to cover any tax liabilities of the Executive arising out of the grant of any such awards. The Executives will also be eligible to receive customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation.

Pursuant to the Management Employment Agreements, in the event that the Executive is terminated by the Company without “cause” or the Executive resigns his employment for “good reason” (as each such term is defined in the Management Employment Agreements), the Company will pay or provide the following amounts to the Executive: (x) any “accrued obligations” (as such term is defined in the Management Employment Agreements); and (y) subject to Executive’s continued compliance with the restrictive covenants contained in the Management Employment Agreements and the execution and timely return by Executive of a release of claims, (1) an amount equal to two times the sum of (a) the Executive’s base salary as of immediately prior to such termination of employment, (b) the Executive’s target annual bonus opportunity as of immediately prior to such termination of employment, and (c) the LTIP Value (as defined in the Management Employment Agreements) payable in equal installments in accordance with the Company’s regular payroll practice over the 24-month period immediately following the termination date, (2) a lump sum payment equal to 18 months of the cost of the Executive’s and such Executive’s eligible dependents’ COBRA premiums for the coverage in effect immediately prior to the Executive’s termination of employment, and (3) the Prior Year Bonus (as defined in the Management Employment Agreements).

The Management Employment Agreements also contain customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.

The foregoing description of the Management Employment Agreements entered into with Messrs. Hamilton, Ortiz and Everson does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Employment Agreements, copies of which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†#	Employment Agreement, dated October 6, 2025, by and between the Company and Toby Neugebauer.
10.2†#	Employment Agreement, dated September 30, 2025, by and between the Company and Charlie Hamilton.
10.3†#	Employment Agreement, dated September 30, 2025, by and between the Company and Jacobo Ortiz.
10.4†#	Employment Agreement, dated September 30, 2025, by and between the Company and Miles Everson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Indicates a management contract or compensatory plan.
#	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: October 6, 2025	By:	/s/ Miles Everson
	Name:	Miles Everson
	Title:	Chief Financial Officer

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